                                                                     EXHIBIT 10e



                                KMART CORPORATION

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
              -----------------------------------------------------




SECTION 1.        ELIGIBILITY

      Each member of the Board of Directors (the "Board") of Kmart Corporation (the "Company") who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") is eligible to participate in the Kmart Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan").


SECTION 2.        PARTICIPATION

      (a) Prior to the beginning of any calendar year, commencing with the calendar year 1991, each Eligible Director may elect to participate in the Plan by directing that all or any part of the compensation otherwise payable in cash for services as an Eligible Director (including services as non-executive Chairman or Vice-Chairman of the Board) during such calendar year and subsequent calendar years shall be credited to a deferred compensation account subject to the terms of the Plan.

      (b) An election to participate in the Plan shall be in the form of a document executed by the director and filed with the Secretary of the Company. An election related to cash compensation otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year. An election shall continue until the director ceases to be a director of the Company or until he or she terminates or modifies such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all cash compensation otherwise payable in subsequent calendar years.

      (c) A director who has filed a termination of election may thereafter again file an election to participate for any calendar year or years subsequent to the filing of such election.


SECTION 3.        DEFERRED CASH COMPENSATION ACCOUNTS

      All deferred cash compensation shall be held in the general funds of the Company and shall be credited to the director's account and shall bear interest from the date such cash compensation would otherwise be payable. The interest credited to the account shall be compounded quarterly at the end of each calendar quarter. For all amounts whenever credited, the rate of interest credited thereon shall be equal to the average ten-year U.S. Treasury note rate for the previous calendar quarter plus 5%.

SECTION 4.        DISTRIBUTION

      (a) At the time of election to participate in the Plan, a director shall also make an election with respect to the distribution (during the director's lifetime or in the event of the director's death) of amounts deferred under the Plan plus accumulated interest. Such an election shall be contained in the document referred to in Section 2(b) hereof, executed by the director and filed with the Secretary of the Company. Such an election related to cash compensation otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year.

      (b) A director may elect to receive amounts credited to his or her account in one lump sum or in some other number of equal annual installments (not exceeding ten), with the first installment (or lump sum if the director has so elected) to be distributed on the tenth day of the calendar year immediately following the year in which the director ceases to be a director of the Company.

      (c) Notwithstanding an election pursuant to Section 4(b) hereof: (i) if, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interest of the Company, the entire balance of the director's deferred cash compensation hereunder, including interest, shall be distributed immediately in a lump sum payment; (ii) upon the occurrence of a Change in Control (as defined below), the entire balance of all deferred cash compensation hereunder, including interest, shall be distributed immediately in a lump sum payment.

      A Change in Control shall have occurred if (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act")) of securities representing more than 50% of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

      (d) Installments subsequent to the first installment to the director shall be distributed on the tenth day of each succeeding calendar year until the entire amount credited to the director's deferred account shall have been distributed. Deferred amounts held pending distribution shall continue to be credited with interest, determined in accordance with Section 3 hereof.

      (e) In the event the director should die before full distribution of all amounts credited to the director's account, the balance of the deferred amounts shall be distributed in a lump sum payment to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director.

      (f) The Committee shall have the authority to alter the timing or manner of payment of deferred cash compensation in the event an Eligible Director establishes, to the satisfaction of the Committee, severe financial or medical hardship. In such event, the Committee may, in its discretion:

           (a)    Authorize the cessation of deferrals of cash compensation;
                  and/or

           (b) Provide that all, or a portion of such deferred cash compensation payable over a period of time shall immediately be paid in a lump sum; and/or

           (c) Provide for such other payment schedule as deemed appropriate by the Committee under the circumstances.

      However, any amount paid pursuant to this Section 4(f) shall not exceed that amount which the Committee determines to be reasonably necessary for the Eligible Director to meet the financial or medical hardship at the time of such payment. The severity of the financial or medical hardship shall be judged by the Committee. Severe financial or medical hardship shall be deemed to exist in the event of the Eligible Director's long and serious illness, impending bankruptcy or similar unforeseeable and extraordinary circumstances arising as a result of events beyond the control of the Eligible Director. The Committee's decision with respect to the severity of financial or medical hardship and the manner which the distribution of deferred cash compensation to an Eligible Director is altered shall be final, conclusive and not subject to appeal.


SECTION 5.        MISCELLANEOUS

      (a) The right of a director to any deferred cash compensation and/or interest thereon shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the director or any other person.

      (b) The Company shall not be required to reserve or otherwise set aside funds to meet any obligations of the Plan.

      (c) The Plan shall remain in effect until the earlier to occur of a Change in Control or the termination of the Plan by the Board; provided, however, that, except as provided in Section 4(c)(ii) hereof, distribution may be made pursuant to a deferral election after such date.

      (d) The Plan may be amended or discontinued by the Board at any time in its sole judgment. In the event the Plan is terminated, amounts credited to directors' accounts shall be distributed at such time and in such manner as the Board shall determine, no later than they would have been made as elected under Section 4 hereof.

      (e) Nothing in the Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

      (f) The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Michigan.


6.     RABBI TRUST

       (a) Establishment of a Rabbi Trust. As soon as practicable following December 16, 1997, the Company shall establish an irrevocable Rabbi Trust, governed by a Rabbi Trust Agreement (which shall be a grantor trust within the meaning of Code Sections 671-678) for the benefit of Eligible Directors and beneficiaries of Eligible Directors, as appropriate and applicable. The Rabbi Trust shall have an independent Trustee (such Trustee to have a fiduciary duty to carry out the terms and conditions of the Trust) as selected by the Company, and shall have restrictions as to the Company's ability to amend the Trust or to cancel benefits provided thereunder.

       Assets contained in the Rabbi Trust shall at all times be specifically subject to the claims of the Company's general creditors in the event of insolvency, which term shall be specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the Trustee of any such insolvency.

       All benefits hereunder, shall be paid first from the Rabbi Trust, to the extent assets exist in the Rabbi Trust and then, as necessary, by the Company from general assets.

       (b) Funding of the Rabbi Trust. At the discretion of the Committee, the Company may contribute cash and/or cash equivalents to the Rabbi Trust, for the benefit of Eligible Directors and beneficiaries of Eligible Directors as the Committee deems appropriate. It is intended that the Rabbi Trust will be fully funded at all times to cover the accrued obligations of the Company under the Plan. Upon a Change in Control (as defined in Section 4.c), the Company shall be required to make an immediate contribution to the Rabbi Trust to cause all such accrued obligations to be fully or overfunded as of that date.

      The Committee reserves the right to invest the Trust assets in any investment deemed appropriate by the Committee.




Dated:  December 18, 1990  (Amended as of December 16, 1991, March 28, 1995,
           September 19, 1995, December 16, 1997 and March 16, 1999)